As filed with the Securities and Exchange Commission on April 15, 2009
Registration No. 333-149125

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
AVANIR Pharmaceuticals, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	33-0314804
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
101 Enterprise, Suite 300, Aliso Viejo, California 92656 (949) 389-6700
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)
Keith A. Katkin
Chief Executive Officer
101 Enterprise, Suite 300, Aliso Viejo, California 92656
(949) 389-6700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Ryan A. Murr
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, California 94111
Telephone: (415) 733-6000
Facsimile: (415) 677-9041

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the Registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share	Offering Price	Fee
See Below (1)	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statement on Form S-3 (File No. 333-149125). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

EXPLANATORY STATEMENT
Reincorporation; Assumption of Registration Statement
          Avanir Pharmaceuticals, Inc., a Delaware corporation, (“Avanir Delaware” or the “Registrant”), as successor to Avanir Pharmaceuticals, a California corporation (“Avanir California”), is filing this Post-Effective Amendment No. 1 to registration statement on Form S-3, File No. 333-149125 (the “Registration Statement”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statement as a result of the Registrant’s reincorporation in the State of Delaware from the State of California (the “Reincorporation”).
          The Reincorporation was completed on March 23, 2009 and was effected through a merger of Avanir California with and into Avanir Delaware, a wholly-owned subsidiary of Avanir California, with Avanir Delaware remaining as the surviving entity and thereby acquiring all of the assets and assuming all of the liabilities and obligations of Avanir California. The Reincorporation was approved by the shareholders of Avanir California at the annual meeting of shareholders held on February 19, 2009 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
          In accordance with paragraph (d) of Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Avanir California pursuant to Rule 12g-3 promulgated under the Exchange Act, hereby expressly adopts the Registration Statement as its own registration statement for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act, including, but not limited to, Avanir California’s most recent annual report on Form 10-K and Avanir Delaware’s description of the common stock as set forth on Form 8-A/A. The Registration Statement, updated as described above, represents the current prospectus for the Registrant.
          Pursuant to the Registration Statement, Avanir California originally registered up to $25 million in aggregate principal amount of its common stock, preferred stock, depositary shares, debt securities and/or warrants. At the time of the Reincorporation, warrants issued under the Registration Statement pursuant to a prospectus supplement filed with the SEC on March 27, 2008 remained exercisable for up to 12,240,437 shares of common stock at an exercise price of $1.43 per share. This Post-Effective Amendment No. 1 relates solely to the warrants and the $17.5 million in aggregate principal amount of shares of common stock available for issuance upon exercise of those warrants. The applicable registration fees were paid at the time of the original filing of the Registration Statement.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 15. Indemnification of Directors and Officers.
          The Registrant’s Certificate of Incorporation (the “Certificate”) provides that, to the extent permitted by applicable law, the Registrant’s directors shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as directors of the Registrant. The Certificate eliminates the personal liability of directors to the fullest extent permitted by the Delaware General Corporation Law and, together with the Registrant’s Bylaws, provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Registrant has also obtained liability insurance for its officers and directors and has assumed indemnification agreements that the predecessor California corporation had entered into with its directors and officers.

Item 16. Exhibits.
     The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit
No.	Description of Exhibit
3.1	Certificate of Incorporation of Avanir Pharmaceuticals, Inc. (1)

3.2	Bylaws of Avanir Pharmaceuticals, Inc. (1)

3.3	Certificate of Ownership and Merger merging Avanir Pharmaceuticals, a California corporation, with and into Avanir Pharmaceuticals, Inc., a Delaware corporation (1)

4.1	Form of Common Stock Certificate (1)

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock (2)

4.3	Stockholder Rights Agreement, dated as of March 20, 2009, by and between Avanir Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (2)

4.4	Form of Rights Certificate with respect to the Stockholder Rights Agreement (filed as part of Exhibit 4.3) (2)

4.5	Form of Common Stock Warrant, issued in connection with the Subscription Agreement dated March 26, 2008 (3)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed March 25, 2009.

(2)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Amended Registration Statement on Form 8-A/A, File No. 001-15803, filed March 25, 2009.

(3)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed March 27, 2008.
Item 17. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned Registrant hereby further undertakes that:
          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
*     *     *

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Aliso Viejo, California, on April 15, 2009

Avanir Pharmaceuticals, Inc.
By:	/s/ Keith A. Katkin
Keith A. Katkin
President and Chief Executive Officer

POWER OF ATTORNEY
     Each of the undersigned hereby constitutes and appoints each of Keith A. Katkin and Christine G. Ocampo as his or her attorney-in-fact, with power of substitution, in his or her name and in the capacity indicated below, to sign any and all further amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Keith A. Katkin Keith A. Katkin	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2009

/s/ Christine G. Ocampo Christine G. Ocampo	Vice President, Finance (Principal Financial and Accounting Officer)	April 15, 2009

/s/ Stephen G. Austin Stephen G. Austin	Director	April 15, 2009

/s/ Charles A. Mathews Charles A. Mathews	Director	April 15, 2009

/s/ David J. Mazzo, Ph.D. David J. Mazzo, Ph.D.	Director	April 15, 2009

/s/ Dennis G. Podlesak Dennis G. Podlesak	Director	April 15, 2009

/s/ Nicholas J. Simon Nicholas J. Simon	Director	April 15, 2009

/s/ Craig A. Wheeler Craig A. Wheeler	Director	April 15, 2009

/s/ Scott M. Whitcup, M.D. Scott M. Whitcup, M.D.	Director	April 15, 2009

AVANIR PHARMACEUTICALS, INC.
EXHIBIT INDEX

Exhibit
No.	Description of Exhibit
3.1	Certificate of Incorporation of Avanir Pharmaceuticals, Inc. (1)

3.2	Bylaws of Avanir Pharmaceuticals, Inc. (1)

3.3	Certificate of Ownership and Merger merging Avanir Pharmaceuticals, a California corporation, with and into Avanir Pharmaceuticals, Inc., a Delaware corporation (1)

4.1	Form of Common Stock Certificate (1)

4.2	Certificate of Designations of Series A Junior Participating Cumulative Preferred Stock (2)

4.3	Stockholder Rights Agreement, dated as of March 20, 2009, by and between Avanir Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (2)

4.4	Form of Rights Certificate with respect to the Stockholder Rights Agreement (filed as part of Exhibit 4.3) (2)

4.5	Form of Common Stock Warrant, issued in connection with the Subscription Agreement dated March 26, 2008 (3)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (filed as part of Exhibit 5.1)

23.2	Consent of KMJ Corbin & Company LLP

24.1	Power of Attorney (included on signature page)

(1)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed March 25, 2009.

(2)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Amended Registration Statement on Form 8-A/A, File No. 001-15803, filed March 25, 2009.

(3)	Incorporated by reference to the similarly described exhibit included with the Registrant’s Current Report on Form 8-K, filed March 27, 2008.